Exhibit 4.2

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 3, 2016

to

INDENTURE

Dated as of August 8, 2013

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,

as Issuer

THE GUARANTORS PARTY HERETO,

as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

i

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of November 3, 2016, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the Guarantors (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of August 8, 2013 (the “Original Indenture” and as supplemented to date, the “Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein, and that certain First Supplemental Indenture dated as of August 8, 2013 (the “First Supplemental Indenture”), which provides for the issuance of $250,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2023 (the “2023 Notes”);

WHEREAS, Section 9.1(d) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to provide any guarantees of the Company’s Securities, and Section 9.1(m) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to make any change to the Indenture that does not adversely affect the rights of any holder of any of its outstanding Securities in any material respect;

WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance of guarantees of the Company’s obligations with respect to the 2023 Notes by the Guarantors and to amend the terms of the Original Indenture to provide for the potential issuance of guarantees of the Company’s obligations with respect to any other series of Securities issued thereunder by the Company;

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the 2023 Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings given them in the Original Indenture; and

(b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments to the Original Indenture.

(a) The definition of “Board of Directors” in Section 1.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“Board of Directors” means the Board of Directors or comparable governing body of the Company or a Guarantor, as the case may be, or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors or comparable governing body of the Company or such Guarantor, as the case may be.”

(b) The definition of “Board Resolution” in Section 1.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.”

(c) The definition of “Company Order” or “Company Request” in Section 1.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“Company Order” or “Company Request” means a written order signed in the name of the Company or any Guarantor by an Officer of the Company or such Guarantor, as the case may be.”

(d) The definition of “Officer” in Section 1.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“Officer” means the Executive Chairman of the Board of Directors or non-executive Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of the Company or any Guarantor, as the case may be.

(e) The definition of “Officers’ Certificate” in Section 1.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

“Officers’ Certificate” means a certificate signed by (1) the Executive Chairman of the Board of Directors or non-executive Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice-President, the Chief Operating Officer or the Chief Financial Officer and (2) the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of the Company or any Guarantor, as the case may be.

(f) The following definitions are hereby added to Section 1.1 of the Original Indenture:

“Guarantee” means a guarantee by a Guarantor of the Company’s obligations pursuant to Article IX-A hereof.

“Guarantor” means each Person that executes this Indenture as a guarantor and its respective successors and assigns, in each case until the Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided, however that such Person will be a Guarantor only with respect to a Series of Securities for which such Person has executed a Notation of Guarantee with respect to such Series.

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A attached hereto, executed by a Guarantor and affixed to each Security of any Series to which the Guarantee of such Guarantor under Article IX-A of this Indenture applies.

(g) Section 2.2.21 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

2.2.21 whether the Securities of such Series are entitled to the benefits of the Guarantee of any Guarantor pursuant to this Indenture, whether any such Guarantee will be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such Guarantee;

(h) The following sentence is hereby added to the end of the first paragraph of Section 2.3 of the Original Indenture:

One or more Officers shall sign each Notation of Guarantee for each Guarantor by manual or facsimile signature.

(i) Clause (g) in Section 6.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

(g) except as permitted by this Indenture, any Guarantee that is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee; or

(j) The following new clause (h) is added to Section 6.1 of the Original Indenture immediately following clause (g):

(h) any other Event of Default provided in the supplemental indenture, Officers’ Certificate or Board Resolution under which such Series of Securities is issued or in the form of Security for such Series.

(k) The first paragraph of Section 6.4 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any Guarantor or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.

(l) Section 6.6 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

Section 6.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 7.6;

Second: To the payment of the amounts then due and unpaid for principal of, and premium, if any, and interest on, the Securities with respect to which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company or the Guarantors, as applicable.

(m) Section 6.9 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

Section 6.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

(n) The following subsection (f) is added to the end of Section 8.1 of the Original Indenture:

(f) If the Company exercises the satisfaction and discharge provisions in compliance with this Indenture with respect to Securities of a particular Series that are entitled to the benefit of the Guarantee of any Guarantor, the Guarantee will terminate with respect to that Series of Securities.

(o) Section 9.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

Section 9.1 Without Consent of Holders.

Without the consent of any Holder of Securities of a Series, the Company,

any Guarantors (with respect to any Guarantee) and the Trustee may amend or supplement this Indenture or one or more Series of Securities in the following circumstances:

(a) to cure any ambiguity, omission, defect or inconsistency as evidenced in an Officers’ Certificate;

(b) to provide for the assumption of the Company’s or any Guarantor’s obligations under this Indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;

(c) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(d) to reflect the release of any Guarantor in accordance with the terms of the Indenture;

(e) to add Guarantors with respect to any or all of the Securities in accordance with the terms of the Indenture or to secure any or all of the Securities or any Guarantee or to provide for the addition of an additional obligor on the Company’s Securities;

(f) to comply with any requirement to effect or maintain the qualification of this Indenture under the TIA, if applicable;

(g) to add covenants that would benefit the Holders of its Securities or to surrender any rights the Company has under this Indenture;

(h) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Securities of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(i) to provide for the issuance of and establish forms and terms and conditions of a new series of Securities;

(j) to facilitate the defeasance and discharge of the Securities of any Series otherwise in accordance with Article VIII; provided that any such action does not adversely affect the rights of any holder of outstanding Securities of such Series in any material respect;

(k) to issue additional Securities of any Series, provided that such additional Securities have the same terms as, and be deemed part of the same Series as, the applicable Series of Securities to the extent required under this Indenture; and provided further that if the additional Securities are not fungible with such Series for United States federal income tax purposes, the additional Securities will have a separate CUSIP number;

(l) to evidence and provide for the acceptance of and appointment of a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

(m) to add additional Events of Default with respect to any Series of Securities; and

(n) to make any change that does not adversely affect the rights of any holder of any of its outstanding Securities in any material respect.

(p) Section 9.4 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

Section 9.4. Form of Amendments.

Every amendment to this Indenture, the Securities of one or more Series or any Guarantee shall be set forth in a supplemental indenture.

(q) The first sentence of Section 9.7 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company and any Guarantors, as the case may be, and is enforceable against the Company and any Guarantors, as the case may be, in accordance with such supplemental indenture’s terms.

(r) The following new Article IX-A is added to the Original Indenture:

ARTICLE IX-A

GUARANTEES

Section 9A.1 Guarantees.

(a) Notwithstanding any provision of this Article IX-A to the contrary, the provisions of this Article IX-A will be applicable only to, and inure solely to the benefit of, the Securities of any Series designated, pursuant to Section 2.2.21, as entitled to the benefits of the Guarantee of each Guarantor identified in such designation and that has executed a Notation of Guarantee with respect to such

Series.

(b) Subject to this Article IX-A, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Holders of each Series of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(i) the principal of and interest, if any, on the Securities of such Series will be promptly paid in full when due, at Maturity or otherwise, and interest on the overdue principal of and interest on such Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Maturity or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 9A.2 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article IX-A, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9A.3 Execution and Delivery of Security Guarantee. To evidence its Guarantee set forth in Section 9A.1 hereof, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit A hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9A.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a Notation of Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 9A.4 Releases.

(a) Notwithstanding any other provisions of this Indenture, upon legal defeasance or satisfaction and discharge of this Indenture in accordance with Article VIII hereof, each Guarantor will be released and relieved of any obligations under its Guarantee. The Guarantee incurred by a Guarantor pursuant to this Article IX-A shall be unconditionally released and discharged automatically upon:

(i) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of the Company’s direct or indirect equity interests in such Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) if the Guarantor ceases to be a Subsidiary of the Company as a result of such sale, exchange or transfer,

(ii) the merger of such Guarantor into the Company or any other Guarantor (to the extent not prohibited by this Indenture),

(iii) the liquidation and dissolution of such Guarantor (to the extent not prohibited by this Indenture), provided that no Default shall have occurred and shall be continuing under this Indenture, or

(iv) at such time as such Guarantor ceases to guarantee any other Debt of the Company or a Guarantor other than Debt under one or more series of Securities issued pursuant to the Indenture; provided that, if such Guarantor solely guarantees Debt under one or more series of Securities issued pursuant to the Indenture, the guarantees of each such series of Securities may be released concurrently.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from the Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 9A.2.

(s) The Form of Notation of Guarantee attached to this Supplemental Indenture as Exhibit A is hereby added as Exhibit A to the Original Indenture.

Section 2.02. Amendments to the First Supplemental Indenture.

(a) The following definitions are hereby added to Section 1.01(c) of the First Supplemental Indenture:

“Guarantors” means:

(1) each of the Subsidiaries of the Company listed on Schedule A to this Supplemental Indenture; and

(2) any other Subsidiary that executes a Notice of Guarantee in accordance with the provisions of this Supplemental Indenture;

and their respective successors and assigns; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Supplemental Indenture.

“Notation of Guarantee” has the meaning set forth in Section 2.02.

(b) The second sentence of the last paragraph of Section 2.02 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

The Notes shall be in substantially the form of Exhibit A hereto, and the notation of the Guarantee of each Guarantor (the “Notation of Guarantee”) shall be substantially in the form of Exhibit B hereto.

(c) Schedule A attached to this Supplemental Indenture is hereby added as Schedule A to the First Supplemental Indenture.

(d) The Form of Notation of Guarantee attached to this Supplemental Indenture as Exhibit B is hereby added as Exhibit B to the First Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Recitals by Company.

The recitals in this Supplemental Indenture are made by the Company and the Guarantors only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 3.02. Application to 2023 Notes Only.

Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the First Supplemental Indenture shall apply only to the 2023 Notes and not to any future series of Securities established under the Original Indenture.

Section 3.03. Benefits.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of Securities, the Company, the Guarantors and the Trustee any right or interest to avail itself of any benefit under any provision of the Original Indenture, the First Supplemental Indenture, the 2023 Notes or this Supplemental Indenture.

Section 3.04. Effective Date.

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 3.05. Ratification.

As supplemented hereby, the Original Indenture, the First Supplemental Indenture and the 2023 Notes are in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

Section 3.06. Separability

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07. Counterparts

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 3.08. GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

Westinghouse Air Brake Technologies Corporation

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Senior Vice President and Chief Financial Officer

[Company Signature Page to Second Supplemental Indenture]

Barber Steel Foundry Corp.
Durox Company
G&B Specialties, Inc.
GBI USA Holdings, Inc.
Longwood Elastomers, Inc.
Longwood Industries, Inc.
Longwood International, Inc.
MotivePower, Inc.
Railroad Friction Products Corporation
RCL, L.L.C.
RFPC Holding Corp.
Ricon Corp.
Schaeffer Equipment, Inc.
Standard Car Truck Company
TransTech of South Carolina, Inc.
Turbonetics Holdings, Inc.
WABTEC Holding Corp.
WABTEC International, Inc.
WABTEC Railway Electronics, Inc.
WABTEC Railway Electronics Manufacturing, Inc.
Xorail, LLC
Xorail, Inc.
Young Touchstone Company

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance of each of the above

Railroad Controls, L.P.

By: RCL, L.L.C., its General Partner

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

[Guarantors Signature Page to Second Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Trustee Signature Page to Second Supplemental Indenture]

Schedule A

GUARANTORS

Barber Steel Foundry Corp.

Durox Company

G&B Specialties, Inc.

GBI USA Holdings, Inc.

Longwood Elastomers, Inc.

Longwood Industries, Inc.

Longwood International, Inc.

MotivePower, Inc.

Railroad Controls, L.P.

Railroad Friction Products Corporation

RCL, L.L.C.

RFPC Holding Corp.

Ricon Corp.

Schaeffer Equipment, Inc.

Standard Car Truck Company

TransTech of South Carolina, Inc.

Turbonetics Holdings, Inc.

Wabtec Holding Corp.

Wabtec International, Inc.

Wabtec Railway Electronics, Inc.

Wabtec Railway Electronics Manufacturing, Inc.

Xorail, LLC

Xorail, Inc.

Young Touchstone Company

Exhibit A

EXHIBIT A

FORM OF

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of each Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each Holder of Securities by holding Securities waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of Securities by holding Securities agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:

Name:

Title:

A-1

Exhibit B

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the 2023 Notes and all other amounts due and payable under the Indenture and the 2023 Notes by the Company.

The obligations of each Guarantor to the Holders of 2023 Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each Holder of a 2023 Note by holding a 2023 Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a 2023 Note by holding a 2023 Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signatures on Next Page]

B-1

BARBER STEEL FOUNDRY CORP.
DUROX COMPANY
G&B SPECIALTIES, INC.
GBI USA HOLDINGS, INC.
LONGWOOD ELASTOMERS, INC.
LONGWOOD INDUSTRIES, INC.
LONGWOOD INTERNATIONAL, INC.
MOTIVEPOWER, INC.
RAILROAD FRICTION PRODUCTS CORPORATION
RCL, L.L.C.
RFPC HOLDING CORP.
RICON CORP.
SCHAEFER EQUIPMENT, INC.
STANDARD CAR TRUCK COMPANY
TRANSTECH OF SOUTH CAROLINA, INC.
TURBONETICS HOLDINGS, INC.
WABTEC HOLDING CORP.
WABTEC INTERNATIONAL, INC.
WABTEC RAILWAY ELECTRONICS, INC.
WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.
XORAIL, LLC
XORAIL, INC.
YOUNG TOUCHSTONE COMPANY

By:

Name:

Title:

RAILROAD CONTROLS, L.P.

By: RCL, L.L.C., its General Partner

By:
Name:
Title:

B-2